UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2007

RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-07336	59-34862971
(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL  32904

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (321) 984-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 6, 2007, RELM Wireless Corporation (the “Registrant”) and RBC Centura Bank, as lender (“RBC”), entered into a Loan Agreement (the “Loan Agreement”), pursuant to which the Registrant obtained a secured revolving credit facility with borrowing availability of up to $10,000,000 (the “RBC Credit Facility”). The RBC Credit Facility replaced the Registrant’s existing secured revolving credit facility with Silicon Valley Bank which was due to expire on January 1, 2008. The secured revolving credit facility with Silicon Valley Bank had borrowing availability of up to $3,500,000. There were no borrowings outstanding under the secured revolving credit facility with Silicon Valley Bank on December 6, 2007, the date of termination.

The RBC Credit Facility will be available on a revolving basis during the period commencing on December 6, 2007 and ending on December 5, 2009. Under the Loan Agreement, advances are generally subject to customary borrowing conditions, including the accuracy of representations and warranties, compliance with financial maintenance and restrictive covenants and the absence of events of default. For instance, the Registrant is required to maintain (x) a ratio of “Funded Debt to EBITDA” (as defined in the Loan Agreement), calculated on a rolling 4 quarters basis, of not greater than 2.5:1.0 and (y) “Tangible Net Worth” (as defined in the Loan Agreement) of at least $22,000,000.

Advances under the RBC Credit Facility will bear interest at a variable rate equal to LIBOR plus 1.75% pursuant to the terms and subject to the conditions of that certain promissory note executed by the Registrant on December 6, 2007 in favor of RBC (the “Promissory Note”). Under the Promissory Note, advances may be prepaid in whole or in part without premium or penalty. The Registrant’s obligations under the RBC Credit Facility are secured by substantially all of its assets, principally accounts receivable and inventory, pursuant to the terms and subject to the conditions of that certain Pledge & Security Agreement executed by the Registrant on December 6, 2007 in favor of RBC (the “Security Agreement”).

Currently, there are no borrowings outstanding under the RBC Credit Facility.

The foregoing summary of the RBC Credit Facility, including the Loan Agreement, the Promissory Note and the Security Agreement, is qualified in its entirety by reference to the Loan Agreement, the Promissory Note and the Security Agreement filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by this reference.

Item 1.02

Termination of a Material Definitive Agreement.

On December 6, 2007, the Registrant terminated its existing secured revolving credit facility with Silicon Valley Bank, including the related Loan and Security Agreement, as disclosed in Item 1.01 above, which is incorporated in this Item 1.02 by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
10.1	Loan Agreement entered into effective as of December 6, 2007 by and between RELM Wireless Corporation and RBC Centura Bank
10.2	Promissory Note dated December 6, 2007 executed by RELM Wireless Corporation in favor of RBC Centura Bank
10.3	Pledge & Security Agreement entered into effective as of December 6, 2007 by RELM Wireless Corporation in favor of RBC Centura Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

	By:	/s/ WILLIAM P. KELLY
Date: December 10, 2007		William P. Kelly Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Loan Agreement entered into effective as of December 6, 2007 by and between RELM Wireless Corporation and RBC Centura Bank
10.2	Promissory Note dated December 6, 2007 executed by RELM Wireless Corporation in favor of RBC Centura Bank
10.3	Pledge & Security Agreement entered into effective as of December 6, 2007 by RELM Wireless Corporation in favor of RBC Centura Bank